RULE 10f3 REPORT FORM

Institutional Liquidity Trust
Lehman Brothers Core Bond Fund
Neuberger Berman Advisers Management Trust
Neuberger Berman Equity Funds
Neuberger Berman Income Funds
Neuberger Berman Intermediate Municipal Fund Inc.
Neuberger Berman California Intermediate Municipal Fund Inc.
Neuberger Berman New York Intermediate Municipal Fund Inc.
Neuberger Berman Real Estate Income Fund Inc.
Neuberger Berman Realty Income Fund Inc.
Neuberger Berman Income Opportunity Fund Inc.
Neuberger Berman Real Estate Securities Income Fund Inc.

Record of Securities Purchased
Under the Rule 10f3 Procedures

1.	Name of Portfolio/Series:	Lehman Brothers Core Bond Fund

2.	Name of Issuer:		Discover Card

3.	Date of Purchase:	January 9, 2008

4.	Underwriters from whom purchased:	Banc of America Securities LLC

5.	Affiliated Underwriter managing or participating in underwriting
	syndicate:	Lehman Brothers

6.	Is a list of the underwriting syndicates members attached?
	Yes   X   	No  ___

7. 	Aggregate principal amount of purchase by all investment
	companies advised by the Adviser and all other accounts with respect
	to which the Adviser has management discretion 	and exercised such
	discretion with respect to the purchase:	40,000,000

8.	Aggregate principal amount of offering:		500,000,000

9.	Purchase price (net of fees and expenses):	100.00

10.	Date offering commenced:	January 9, 2008

11.	Offering price at close of first day on which any sales were
	made:	100.00

12.	Commission, spread or profit:	0.285%				$_____/share



13.	Have the following conditions been satisfied?				Yes	No

	a.The securities are:

	part of an issue registered under the Securities Act of 1933 which
	is being offered to the public;						X

	part of an issue of Government Securities;

	Eligible Municipal Securities;

	sold in an Eligible Foreign Offering; or

	sold in an Eligible Rule 144A offering

	(See Appendix B to the Rule 10f3 Procedures for definitions of the capitalized terms herein.)

b.	(1) The securities were purchased prior to the end of the first
	day on which any sales were made, at a price that is not more than
	the price paid by each other purchaser of securities in that
	offering or in any concurrent offering of the securities (except,
	in the case of an Eligible Foreign Offering, for any rights to
	purchase that are required by law to be granted to existing security
	holders of the issuer); OR						X

	(2) If the securities to be purchased were offered for subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates

c.	The underwriting was a firm commitment underwriting			X

d.	The commission, spread or profit was reasonable and fair in
	relation to that being received by others for underwriting similar securities during the same period (see attachment for comparison
	of spread with comparable recent offerings)				X

e.	The issuer of the securities, except for Eligible Municipal
	Securities, and its predecessors, have been in continuous operation
	for not less than three years						X

f.	(1) The amount of the securities, other than those sold in an
	Eligible Rule 144A Offering (see below), purchased by all of the investment companies advised by the Adviser, and by all other
	accounts with respect to which the Adviser has investment discretion
	and exercised such discretion with respect to the purchase, did not
	exceed 25% of the principal amount of the offering; OR			X


										Yes	No


	(2) If the securities purchased were sold in an Eligible Rule 144A Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser, and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase, did not exceed 25% of the total of:

	(i) The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus

	(ii) The principal amount of the offering of such class in any concurrent pubic offering?

g.	(1) No affiliated underwriter of the Fund was a direct or indirect
	participant in or beneficiary of the sale; OR				X

	(2)With respect to the purchase of Eligible Municipal Securities, no affiliated underwriter of the Fund was a direct or indirect participant in the sale and such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?

h.	Information has or will be timely supplied to the appropriate
	officer of the Fund for inclusion on SEC Form NSAR and quarterly
	reports to the Board?							X





	Approved:				Date: